Exhibit 21
SUBSIDIARIES OF THE COMPANY

	State/County of Incorporation	Stock Ownership

West Pharmaceutical Services, Inc.	Pennsylvania	Parent Co.
Citation Plastics Co.	New Jersey	100.0%
LaModel	Israel	100.0
Medimop Medical Projects (North), Ltd.	Israel	100.0
Medimop Medical Projects Ltd.	Israel	100.0
Medimop USA, LLC	Pennsylvania	100.0
Plasmec Public Limited Company	England	100.0
PM2OL A/S	Denmark	100.0
Senetics, Inc.	Delaware	100.0
Tech Group Europe Limited	Ireland	100.0
Tech Group Grand Rapids, Inc.	Delaware	100.0
Tech Group North America, Inc.	Arizona	100.0
(mfg) Tech Group Puerto Rico, Inc.	Arizona	100.0
W.P.S. F. Limited	England	100.0
West Analytical Laboratories LLC	Delaware	100.0
West Pharmaceutical Packaging (China) Company Ltd.	China	100.0
West Pharmaceutical Packaging India Private Limited	India	100.0
West Pharmaceutical Services Argentina S.A.	Argentina	100.0
West Pharmaceutical Services Australia Pty. Ltd.	Australia	100.0
West Pharmaceutical Services Beograd	Serbia	100.0
West Pharmaceutical Services Brasil LTDA.	Brasil	100.0
West Pharmaceutical Services Canovanas, Inc.	Delaware	100.0
West Pharmaceutical Services Colombia S.A.	Colombia	98.2	(a)
West Pharmaceutical Services Cornwall Limited	England	100.0
West Pharmaceutical Services Danmark A/S	Denmark	100.0
West Pharmaceutical Services Delaware Acquisition, Inc.	Delaware	100.0
West Pharmaceutical Services Deutschland GmbH Co KG	Germany	100.0
West Pharmaceutical Services France S.A.	France	99.9	(b)
West Pharmaceutical Services Group Limited	England	100.0
West Pharmaceutical Services Hispania S.A.	Spain	100.0
West Pharmaceutical Services Holding Danmark ApS	Denmark	100.0
West Pharmaceutical Services Holding France SAS	France	100.0
West Pharmaceutical Services Holding GmbH	Germany	100.0
West Pharmaceutical Services Italia S.r.L.	Italy	100.0
West Pharmaceutical Services Lakewood, Inc.	Delaware	100.0
West Pharmaceutical Services Lewes Limited	England	100.0
West Pharmaceutical Services Limited Danmark A/S	Denmark	100.0
West Pharmaceutical Services Normandie SAS	France	100.0
West Pharmaceutical Services of Delaware, Inc.	Delaware	100.0
West Pharmaceutical Services of Florida, Inc.	Florida	100.0
West Pharmaceutical Services Shanghai Medical Rubber Products Co., Ltd.	China	95.0
West Pharmaceutical Services Singapore (Holding) Pte. Limited	Singapore	100.0
West Pharmaceutical Services Singapore Pte. Ltd.	Singapore	100.0
West Pharmaceutical Services Vega Alta, Inc.	Delaware	100.0
West Pharmaceutical Services Venezuela C.A.	Venezuela	100.0
West Pharmaceutical Services Verwaltungs GmbH	Germany	100.0

(a) 1.55% is held in treasury by West Pharmaceutical Services Colombia S.A.
(b) In addition, .01% is owned directly by 8 individual shareholders who are officers of the Company